UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CIGNA CORPORATION
(Name of Registrant as Specified in its Charter)

High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Partners Master Fund LP
Icahn Offshore LP
Icahn Partners LP
Icahn Onshore LP
Icahn Capital LP
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Carl C. Icahn
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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***PRELIMINARY COPY SUBJECT TO COMPLETION***

HIGH RIVER LIMITED PARTNERSHIP
August [•], 2018
Dear Fellow Stockholders:

The attached proxy statement and the enclosed GOLD proxy card are being furnished to you, the stockholders of Cigna Corporation, a Delaware corporation ("Cigna"), in connection with the solicitation of proxies by High River Limited Partnership ("High River") and the other Participants (as defined herein) in this solicitation for use at the special meeting of stockholders of Cigna, and at any adjournments or postponements thereof (the "Special Meeting"), relating to:
 (i) the proposed merger of Halfmoon I, Inc., a Delaware corporation ("Cigna Merger Sub"), with and into Cigna, with Cigna continuing as the surviving entity and as a direct wholly-owned subsidiary of Halfmoon Parent, Inc., a Delaware corporation ("New Cigna") (such transaction, the "Cigna Merger"); and
 (ii) the merger of Halfmoon II, Inc., a Delaware corporation ("Express Scripts Merger Sub"), with and into Express Scripts Holding Company, a Delaware corporation ("Express Scripts"), with Express Scripts continuing as the surviving entity and as a direct wholly-owned subsidiary of New Cigna (the "Express Scripts Merger" and, together with the Cigna Merger, the "Mergers").
In connection with the proposed Mergers, Cigna entered into an Agreement and Plan of Merger, dated as of March 8, 2018, as amended by Amendment No. 1, dated as of June 27, 2018, by and among Cigna, Express Scripts, New Cigna, Cigna Merger Sub and Express Scripts Merger Sub (as it may be further amended from time to time, the "Merger Agreement").
The Participants believe that the Merger Agreement Proposal (as defined herein) is an extraordinarily favorable transaction for Express Scripts stockholders and an extraordinarily unfavorable transaction for Cigna stockholders. The Participants believe that the Merger Agreement Proposal should not be approved by Cigna stockholders and that the Mergers should not be consummated.
Pursuant to the attached proxy statement and in connection with the transactions contemplated by the Merger Agreement, the Participants are soliciting proxies from holders of Shares to vote AGAINST the proposed merger of Cigna Merger Sub with and into Cigna, with Cigna continuing as the surviving entity and as a direct wholly-owned subsidiary of New Cigna, which we refer to as the "Cigna Merger."
The Special Meeting will be held on August 24, 2018, at The Delamar Hotel, Ballroom, 1 Memorial Road, West Hartford, Connecticut 06107, at 9:30 a.m., Eastern time.
The Participants recommend that you carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today, or by voting against the Cigna Merger via the internet or telephone. The attached proxy statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about August [•], 2018.
IF YOU HAVE ALREADY VOTED FOR MANAGEMENT'S PROPOSAL TO ADOPT THE MERGER AGREEMENT, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING A LATER DATED PROXY CARD.
If you have any questions or require any assistance with your vote, please contact Harkins Kovler, LLC, which is assisting us, at their address, phone numbers or email address listed below.
Thank you for your support,
High River Limited Partnership
If you have any questions, require assistance in voting your GOLD proxy card or voting via the internet or telephone, or need additional copies of the Participants' proxy materials, please contact Harkins Kovler, LLC at the telephone numbers listed below or by email.
Harkins Kovler, LLC
3 Columbus Circle, 15th Floor
New York, NY 10019
Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380
All Others Call Toll Free: +1 (844) 218-8384
Email: ci@harkinskovler.com

***PRELIMINARY COPY SUBJECT TO COMPLETION***

SPECIAL MEETING OF STOCKHOLDERS OF

CIGNA CORPORATION
900 Cottage Grove Road
Bloomfield, CT 06002
__________________________

PROXY STATEMENT

OF

HIGH RIVER LIMITED PARTNERSHIP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

High River Limited Partnership ("High River"), Hopper Investments LLC ("Hopper"), Barberry Corp. ("Barberry"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Offshore LP ("Icahn Offshore"), Icahn Partners LP ("Icahn Partners"), Icahn Onshore LP ("Icahn Onshore"), Icahn Capital LP ("Icahn Capital"), IPH GP LLC ("IPH"), Icahn Enterprises Holdings LP ("Icahn Holdings"), Icahn Enterprises G.P. Inc. ("Icahn Enterprises GP"), Beckton Corp. ("Beckton"), and Carl C. Icahn ("Mr. Icahn") (collectively, the "Participants" or "we") are stockholders of Cigna Corporation ("Cigna" or the "Company").

We are writing to you in connection with the special meeting of stockholders of Cigna, and at any adjournments or postponements thereof (the "Special Meeting"), relating to:

(i) the proposed merger of Halfmoon I, Inc., a Delaware corporation and wholly-owned subsidiary of New Cigna (as defined below) ("Cigna Merger Sub"), with and into Cigna, with Cigna continuing as the surviving entity and as a direct wholly-owned subsidiary of Halfmoon Parent, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Cigna ("New Cigna") (such transaction, the "Cigna Merger"); and

(ii) the merger of Halfmoon II, Inc., a Delaware corporation and a direct wholly-owned subsidiary of New Cigna ("Express Scripts Merger Sub"), with and into Express Scripts Holding Company, a Delaware corporation ("Express Scripts"), with Express Scripts continuing as the surviving entity and as a direct wholly-owned subsidiary of New Cigna (the "Express Scripts Merger" and, together with the Cigna Merger, the "Mergers").

In connection with the proposed Mergers, Cigna entered into an Agreement and Plan of Merger, dated as of March 8, 2018, as amended by Amendment No. 1, dated as of June 27, 2018, by and among Cigna, Express Scripts, New Cigna, Cigna Merger Sub and Express Scripts Merger Sub (as it may be further amended from time to time, the "Merger Agreement").

The Participants believe that the Merger Agreement Proposal (as defined herein) is an extraordinarily favorable transaction for Express Scripts stockholders and an extraordinarily unfavorable transaction for Cigna stockholders. The Participants believe that the Merger Agreement Proposal should not be approved by Cigna stockholders and that the Mergers should not be consummated.
One or more of the Participants have long positions in Cigna common stock (the "Shares") and short positions in the shares of common stock of Express Scripts. If the Merger Agreement Proposal is not approved and the Mergers are not consummated, the Participants expect to profit from an increase in the market value of the Shares and a decline in the market value of Express Scripts common stock.

The Special Meeting is scheduled to be held on August 24, 2018, at The Delamar Hotel, Ballroom, 1 Memorial Road, West Hartford, Connecticut 06107, at 9:30 a.m., Eastern time.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF CIGNA.

For the reasons set forth in this Proxy Statement, we oppose the proposed Merger Agreement Proposal because we believe that the Cigna Merger is not in the best interests of Cigna stockholders, and we are soliciting your proxy to vote AGAINST the following proposal:
Proposal	Our Recommendation
1. Cigna's proposal to adopt the Merger Agreement (the "Merger Agreement Proposal").	AGAINST

In addition, for the reasons set forth in this Proxy Statement, we are soliciting your proxy to vote AGAINST the following proposal:

Proposal	Our Recommendation
2.  Cigna's proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal (the "Adjournment Proposal")
AGAINST

Cigna has set the record date for determining stockholders entitled to notice of and to vote at the Special Meeting as July 10, 2018 (the "Cigna Record Date"). Stockholders of record at the close of business on the Cigna Record Date will be entitled to vote at the Special Meeting, so long as such Shares remain outstanding on the date of the Special Meeting. At the close of business on the Cigna Record Date, there were 243,348,121 Shares outstanding and entitled to vote at the Special Meeting according to the joint proxy statement/prospectus of Cigna and Express Scripts filed with the U.S. Securities and Exchange Commission (the "SEC") on July 16, 2018 (the "Cigna Proxy Statement"). The Shares are the only class of Cigna's capital stock entitled to vote at the Special Meeting. As of the close of business on August 6, 2018, the Participants beneficially own 1,363,120 Shares, representing approximately 0.56% of the outstanding Shares of Cigna as further described on Annex I. We intend to vote our Shares AGAINST the Merger Agreement Proposal and AGAINST the Adjournment Proposal.

We urge you to sign, date and return the GOLD proxy card voting "AGAINST" Cigna's Merger Agreement Proposal and "AGAINST" the Adjournment Proposal.

This Proxy Statement and GOLD proxy card are first being mailed or given to Cigna's stockholders on or about August [•], 2018.

If you have already voted using Cigna's WHITE proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card to vote AGAINST the Merger Agreement Proposal and AGAINST the Adjournment Proposal. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under "Can I change my vote or revoke my proxy?" in the Questions and Answers section. Holders of Shares as of the Cigna Record Date are urged to submit a GOLD proxy card even if your Shares were sold after the Cigna Record Date.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page [•].

WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN YOUR GOLD PROXY CARD.

If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC: Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (844) 218-8384; Email: ci@harkinskovler.com.

IMPORTANT

Your vote is important, no matter how few Shares you own. The Participants urge you to sign, date, and return the enclosed GOLD proxy card today to vote AGAINST the Merger Agreement Proposal and the Adjournment Proposal.

•
If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to High River Limited Partnership, c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019, in the enclosed postage-paid envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form using the enclosed postage-paid return envelope.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from Cigna.

If you have any questions, require assistance in voting your GOLD proxy card or voting via the internet or telephone, or need additional copies of the Participants' proxy materials, please contact Harkins Kovler, LLC at the phone numbers or email address listed below.
Harkins Kovler, LLC
3 Columbus Circle, 15th Floor
New York, NY 10019
Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380
All Others Call Toll Free: +1 (844) 218-8384
Email: ci@harkinskovler.com

BACKGROUND OF THE SOLICITATION

As of the close of business on August 6, 2018, the Participants may be deemed to beneficially own, in the aggregate, 1,363,120 Shares, representing approximately 0.56% of Cigna's outstanding Shares (based upon the 243,348,121 Shares outstanding as of July 10, 2018 as disclosed in the Cigna Proxy Statement).

On March 8, 2018, Cigna entered into the Merger Agreement, which was subsequently amended on June 27, 2018, with Express Scripts and New Cigna, which sets forth the terms and conditions on which the Mergers would be effected.

On August 7, 2018, the Participants filed this preliminary proxy statement with the SEC soliciting your proxy to vote AGAINST the Merger Agreement Proposal and AGAINST the Adjournment Proposal.

The Participants believe that the Merger Agreement Proposal is an extraordinarily favorable transaction for Express Scripts stockholders and an extraordinarily unfavorable transaction for Cigna stockholders. The Participants believe that the Merger Agreement Proposal should not be approved by Cigna stockholders and that the Mergers should not be consummated.
One or more of the Participants have long positions in the Shares and short positions in the shares of common stock of Express Scripts. If the Merger Agreement Proposal is not approved and the Mergers are not consummated, the Participants expect to profit from an increase in the market value of the Shares and a decline in the market value of Express Scripts common stock.
We recommend that you demonstrate your opposition to the Merger Agreement Proposal and the Adjournment Proposal and send a message to the Board of Directors of Cigna (the "Board") that the proposed Cigna Merger is not in the best interest of Cigna stockholders by signing, dating and returning the enclosed GOLD proxy card as soon as possible. You may also vote via the internet or by telephone at any time before 9:30 a.m., Eastern time, on August 24, 2018, by following the instructions on your GOLD voting instruction form.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL
You are being asked by Cigna to approve the Cigna Merger. Pursuant to Delaware law, Cigna is required to obtain the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting in favor of the adoption of the Merger Agreement. For the reasons discussed below, we oppose the Cigna Merger and the Merger Agreement Proposal. To that end, we are soliciting your proxy to vote AGAINST the Merger Agreement Proposal.
We recommend that you demonstrate your opposition to the Merger Agreement Proposal and send a message to the Board that the proposed Cigna Merger is not in the best interest of Cigna stockholders by signing, dating and returning the enclosed GOLD proxy card as soon as possible. You may also vote via the internet or by telephone at any time before 9:30 a.m., Eastern time, on August 24, 2018, by following the instructions on your GOLD voting instruction form.
Reasons to Vote AGAINST the Merger Agreement Proposal
We believe Cigna is dramatically overpaying for a highly-challenged Express Scripts that is facing significant risks on several fronts, including but not limited to:

•	Regulatory risks from governmental opposition to the highly-flawed rebate system that likely will lower Express Scripts' profit margins dramatically;

•	Competitive risks from Amazon (and other pharmacy supply new market entrants) that likely will materially adversely impact Express Scripts' future revenue and future profitability; and

•
Business, financial and additional competitive risks from former and existing Express Scripts' customers (such as Anthem Inc.) that establish their own pharmacy benefits management ("PBM") businesses and may then compete directly with Express Scripts.

We believe that each one of these risks individually is enough to seriously impair the Express Scripts business and the value of Express Scripts to Cigna's stockholders. When combined, these risks in the aggregate make Express Scripts a particularly unattractive merger partner, and we cannot fathom how Cigna's Board and management see fit to agree to agree to pay an all-time high price for Express Scripts. In short, we believe that the proposed Mergers, if consummated, would be disastrous for Cigna and would significantly impair shareholder value of Cigna long into the future.

We cannot see any way that consummating the Mergers would result in greater value for Cigna stockholders compared to Cigna continuing as a standalone company and investing in Cigna's own business and PBM capabilities. In our view, for Cigna stockholders who understand risk/reward, voting "AGAINST" the Merger Agreement Proposal should be obvious, as the terms of the Merger Agreement are incredibly unfavorable to Cigna stockholders.

We urge stockholders to vote AGAINST the Merger Agreement Proposal on the GOLD proxy card.
Consequences of Defeating the Merger Agreement Proposal

If the Merger Agreement is not approved by Cigna's stockholders or the Mergers are not completed for any other reason, then (i) Cigna stockholders will not receive the New Cigna common stock constituting the Cigna merger consideration, (ii) Express Scripts stockholders will not receive the New Cigna common stock and the cash constituting the Express Scripts merger consideration, (iii) each of Cigna and Express Scripts will remain an independent public company, with Cigna common stock continuing to be traded on the New York Stock Exchange and Express Scripts common stock continuing to be traded on the Nasdaq Global Select Market, and (iv) New Cigna, which is currently a direct wholly-owned subsidiary of Cigna, will not become a publicly traded corporation.

Under specified circumstances, Cigna and/or Express Scripts may be required to reimburse the other party for the expenses it incurred in connection with the Merger Agreement or pay a termination fee upon termination of the Merger Agreement.

In addition, Cigna will be required to pay certain costs relating to the Mergers, whether or not the Mergers are completed, such as significant fees and expenses related to regulatory filings and legal, accounting, financial advisory, financing arrangement fees, consulting and other advisory fees and expenses, employee-benefit related expenses and filing and printing fees.

PROPOSAL 2: ADJOURNMENT PROPOSAL
You also are being asked by Cigna to approve the Adjournment Proposal to enable Cigna to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement Proposal. Because we oppose the Cigna Merger and the Merger Agreement Proposal, we oppose any effort by Cigna to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal. To that end, we are soliciting your proxy to vote AGAINST the Adjournment Proposal.
We recommend that you demonstrate your opposition to the Merger Agreement Proposal and the Adjournment Proposal and send a message to the Board that the proposed Cigna Merger is not in the best interest of Cigna stockholders by signing, dating and returning the enclosed GOLD proxy card as soon as possible. If your shares are held for you by a broker or bank, you may also vote via the internet or by telephone by following the instructions on your GOLD voting instruction form.
Reasons to Vote Against the Adjournment Proposal
In the opinion of the Participants, stockholders who oppose the Merger Agreement Proposal also should oppose the Adjournment Proposal to prevent Cigna from adjourning the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal.
We urge stockholders to vote AGAINST the Adjournment Proposal on the GOLD proxy card.
Consequences of Defeating the Adjournment Proposal

If the Merger Agreement Proposal lacks sufficient votes by the date of the Special Meeting and the Adjournment Proposal is not approved, Cigna would be unable to solicit additional votes for adoption of the Merger Agreement Proposal and, in that case, the Merger Agreement Proposal would be rejected with all of the consequence described above under "Consequences of Defeating the Merger Agreement Proposal."

Additional Proposals

Other than soliciting your vote AGAINST the Merger Agreement Proposal and AGAINST the Adjournment Proposal, we currently do not intend to make any other proposals in person at the Special Meeting regarding the Cigna Merger, and this Proxy Statement does not include any other proposals to be voted upon at the Special Meeting, although we reserve the right to make additional proposals at a later meeting of stockholders or through a separate consent solicitation.

Vote Required
According to the Cigna Proxy Statement, approving the Merger Agreement Proposal requires the affirmative vote of holders of a majority of the shares of Cigna common stock outstanding and entitled to vote. Accordingly, a Cigna stockholder's failure to vote in person or by proxy at the Special Meeting, an abstention from voting or a broker non-vote will have the same effect as a vote "AGAINST" the Merger Agreement Proposal.
Approving the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal (described herein as the Adjournment Proposal), requires the affirmative vote of holders of a majority of the shares of Cigna common stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on the adjournment proposal. Accordingly, abstentions will have the same effect as a vote "AGAINST" the Adjournment Proposal, while broker non-votes and shares not in attendance at the Special Meeting will have no effect on the Adjournment Proposal.

We urge you to sign, date and return our GOLD proxy card. WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARD SENT TO YOU BY CIGNA. If you have already voted using CIGNA's WHITE proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on your GOLD voting instruction form. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under "Can I change my vote or revoke my proxy?" If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC: Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (844) 218-8384; Email: ci@harkinskovler.com.

We Recommend a Vote AGAINST the Merger Agreement Proposal and the Adjournment Proposal on the GOLD proxy card.

PROXY INFORMATION

Voting and Proxy Procedures

Only stockholders of record on the Cigna Record Date will be entitled to notice of and to vote at the Special Meeting. Stockholders who sell their Shares before the Cigna Record Date (or acquire them without voting rights after the Cigna Record Date) may not vote such Shares. Stockholders of record on the Cigna Record Date will retain their voting rights in connection with the Special Meeting even if they sell their Shares after the Cigna Record Date. If you hold your Shares in the name of one or more brokerage firms, banks or nominees, only they can vote your Shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions to them to sign and return a GOLD proxy card representing your Shares to vote AGAINST the Merger Agreement Proposal and the Adjournment Proposal.

Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the Merger Agreement Proposal and AGAINST the Adjournment Proposal.

Quorum; Broker Non-Votes; Discretionary Voting

A quorum is the minimum number of Shares that must be represented at a duly called meeting of stockholders in person or by proxy in order to legally conduct business at the meeting. According to the Cigna Proxy Statement, the holders of at least two-fifths of the issued and outstanding Shares entitled to vote at the Special Meeting present in person or represented by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting. As of the Cigna Record Date, 97,339,249 Shares would be required to achieve a quorum.

If you are a stockholder of record, you must deliver your vote by mail or attend the Special Meeting in person in order to be counted in the determination of a quorum.
According to the Cigna Proxy Statement, failure to vote in person or by proxy at the Special Meeting, an abstention from voting or a broker non-vote will have the same effect as a vote "AGAINST" the Merger Agreement Proposal.

If your Shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your Shares. A "broker non-vote" results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such Shares. If Shares are held in the name of a bank, brokerage firm or other nominee, and the bank, brokerage firm or other nominee has not received voting instructions from the beneficial owner of the Shares with respect to that proposal, the bank, brokerage firm or other nominee cannot vote the Shares on that proposal unless it is a "routine" matter. The adoption of the Merger Agreement is not considered a routine matter. Accordingly, no bank, brokerage firm or other nominee will be permitted to vote your Shares at the Special Meeting without receiving instructions. Failure to instruct your bank, brokerage firm or other nominee on how to vote your Shares will have the same effect as a vote AGAINST the Merger Agreement Proposal and no effect on the outcome of the Adjournment Proposal.

Approving the proposal to adopt the Merger Agreement requires the affirmative vote of holders of a majority of the Shares outstanding and entitled to vote. Accordingly, the failure of a Cigna stockholder to submit a proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a Cigna stockholder who holds his or her Shares in "street name" through a broker or other nominee to give voting instructions to such broker or other nominee, which we refer to as a broker non-vote, will have the same effect as a vote "AGAINST" the Merger Agreement Proposal.
Approving the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal (described herein as the Adjournment Proposal), requires the affirmative vote of holders of a majority of the shares of Cigna common stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on the Adjournment Proposal. Accordingly, abstentions will have the same effect as a vote "AGAINST" the Adjournment Proposal, while broker non-votes and shares not in attendance or not voted on the Adjournment Proposal at the Special Meeting will have no effect on the outcome of the Adjournment Proposal.

Revocation of Proxies

Stockholders of Cigna may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy), by voting again by telephone or through the Internet, by delivering a written notice of revocation, or by signing and delivering a subsequently dated proxy which is properly completed. The revocation may be delivered either to High River in care of Harkins Kovler, LLC at the address set forth on the back cover of this Proxy Statement or to Cigna at Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550, or any other address provided by Cigna. Although a revocation is effective if delivered to Cigna, we request that either the original or photostatic copies of all revocations be mailed to High River in care of Harkins Kovler, LLC at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Cigna Record Date of a majority of the outstanding Shares.

Solicitation of Proxies

The solicitation of proxies pursuant to this Proxy Statement is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The Participants have retained Harkins Kovler, LLC to provide solicitation and advisory services in connection with this solicitation. Harkins Kovler, LLC will be paid a fee not to exceed $125,000 based upon the campaign services provided. In addition, the Participants will reimburse Harkins Kovler, LLC for its reasonable out-of-pocket expenses and will indemnify Harkins Kovler, LLC against certain liabilities and expenses, including certain liabilities under the federal securities laws. Harkins Kovler, LLC will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Harkins Kovler, LLC will employ up to 25 persons to solicit Cigna's stockholders as part of this solicitation. Harkins Kovler, LLC does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this proxy solicitation. The costs related to this proxy solicitation will be borne by the Participants. Costs of this Proxy Solicitation are currently estimated to be approximately $250,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. We estimate that through the date hereof, the Participants' expenses in connection with this Proxy Solicitation are approximately $50,000. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation and other costs incidental to the solicitation.

Other Proposals

We are not aware of any other matters to be considered by Cigna stockholders at the Special Meeting.

The Express Scripts stockholders will be asked to vote on the Express Scripts Merger at a special meeting to be held by Express Scripts on August 24, 2018 at One Express Way, St. Louis, Missouri 63121, at 9:00 a.m. Central time.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Q:  Who is entitled to vote?

A:  Only holders of Shares at the close of business on the Cigna Record Date, July 10, 2018, are entitled to notice of and to vote at the Special Meeting. Stockholders who sold Shares before the Cigna Record Date (or acquire them without voting rights after the Cigna Record Date) may not vote such Shares. Stockholders of record on the Cigna Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Shares after the Cigna Record Date (unless they also transfer their voting rights).

Q:  How should I vote on the Merger Agreement Proposal?

A:  We recommend that you vote your Shares on the GOLD proxy card as follows:
"AGAINST" the Merger Agreement Proposal (Proposal 1)

Q:  When and where is the Special Meeting?

A:  The Special Meeting will be held on August 24, 2018, at The Delamar Hotel, Ballroom, 1 Memorial Road, West Hartford, Connecticut 06107, at 9:30 a.m., Eastern time.

Q:  How important is my vote?

A:  Your vote "AGAINST" the Merger Agreement Proposal presented at the Special Meeting is very important, and you are encouraged to submit a GOLD proxy card as soon as possible.
According to the Cigna Proxy Statement, approving the Merger Agreement Proposal requires the affirmative vote of holders of a majority of the shares of Cigna common stock outstanding and entitled to vote. Accordingly, a Cigna stockholder's failure to vote in person or by proxy at the Special Meeting, an abstention from voting or a broker non-vote will have the same effect as a vote "AGAINST" the Merger Agreement Proposal.
And, according to the Cigna Proxy Statement, approving the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the Merger Agreement Proposal (described herein as the Adjournment Proposal), requires the affirmative vote of holders of a majority of the shares of Cigna common stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on the Adjournment Proposal. Accordingly, abstentions will have the same effect as a vote "AGAINST" the Adjournment Proposal, while broker non-votes and shares not in attendance at the Special Meeting will have no effect on the outcome of the Adjournment Proposal.

The Mergers may not be completed unless the requisite number of Cigna stockholders and the requisite number of Express Scripts stockholders approve the Mergers at their respective special meetings.

Q:  What happens if the Cigna Merger is not completed?

 A:  If the Merger Agreement is not approved by Cigna's stockholders or the Mergers are not completed for any other reason, then (i) Cigna stockholders will not receive the New Cigna common stock constituting the Cigna merger consideration, (ii) Express Scripts stockholders will not receive the New Cigna common stock and the cash constituting the Express Scripts merger consideration, (iii) each of Cigna and Express Scripts will remain an independent public company, with Cigna common stock continuing to be traded on the New York Stock Exchange and Express Scripts common stock continuing to be traded on the Nasdaq Global Select Market, and (iv) New Cigna, which is currently a direct wholly-owned subsidiary of Cigna, will not become a publicly traded corporation.

Under specified circumstances, Cigna and/or Express Scripts may be required to reimburse the other party for the expenses it incurred in connection with the Merger Agreement or pay a termination fee upon termination of the Merger Agreement.

In addition, Cigna will be required to pay certain costs relating to the Mergers, whether or not the Mergers are completed, such as significant fees and expenses related to regulatory filings and legal, accounting, financial advisory, financing arrangement fees, consulting and other advisory fees and expenses, employee-benefit related expenses and filing and printing fees.

Q:  How do I vote my Shares?

A:  Shares held in record name. If your Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Shares will be presumed to be a proxy with respect to all Shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in "street" name. If you hold your Shares in "street" name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote AGAINST the Merger Agreement Proposal. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form.

Note:  Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, "AGAINST" the Merger Agreement Proposal and "AGAINST" the Adjournment Proposal.

Q:  How many Shares must be present to hold the Special Meeting?

A:  According to the Cigna Proxy Statement, the holders of at least two-fifths of the issued and outstanding Shares entitled to vote at the Special Meeting present in person or represented by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting. As of the Cigna Record Date, 97,339,249 Shares would be required to achieve a quorum.

Q:  What are "broker non-votes" and what effect do they have on the Merger Agreement Proposal and the Adjournment Proposal?

A:  A "broker non-vote" results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such Shares. If Shares are held in the name of a bank, brokerage firm or other nominee, and the bank, brokerage firm or other nominee has not received voting instructions from the beneficial owner of the Shares with respect to that proposal, the bank, brokerage firm or other nominee cannot vote the Shares on that proposal unless it is a "routine" matter. The adoption of the Merger Agreement is not considered a routine matter. Accordingly, no bank, brokerage firm or other nominee will be permitted to vote your Shares at the Special Meeting without receiving instructions. Failure to instruct your bank, brokerage firm or other nominee on how to vote your Shares will have the same effect as a vote AGAINST the Merger Agreement Proposal.
Approving the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal (described herein as the Adjournment Proposal), requires the affirmative vote of holders of a majority of the shares of Cigna common stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on the Adjournment Proposal. Accordingly, abstentions will have the same effect as a vote "AGAINST" the Adjournment Proposal, while broker non-votes and shares not in attendance or not voted at the Special Meeting will have no effect on the outcome of the Adjournment Proposal.

Q:  What should I do if I receive a proxy card from Cigna?

A:  You may have received proxy solicitation materials from Cigna, including the Cigna Proxy Statement and WHITE proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by Cigna or any other statements that it may otherwise make.

We recommend that you disregard any proxy card or solicitation materials that may be sent to you by Cigna. If you have already voted using Cigna's WHITE proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under "Can I change my vote or revoke my proxy?" If you have any questions or require any assistance with voting your Shares, please contact our proxy solicitor, Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019 - Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (844) 218-8384; Email: ci@harkinskovler.com.

Q:  Can I change my vote or revoke my proxy?

A:  If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:
•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);
•
delivering a written revocation or a later dated proxy for the Special Meeting to High River Limited Partnership, c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019 or to Corporate Secretary, Cigna Corporation, Two Liberty Place, 7th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550; or

•	attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).
If your Shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to have your Shares voted. If you attend the Special Meeting and you beneficially own Shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your Shares held in its name at the meeting. If you have any questions or require any assistance, contact our proxy solicitor, Harkins Kovler, LLC - Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380; All Others Call Toll Free: +1 (844) 218-8384; Email: ci@harkinskovler.

IF YOU HAVE ALREADY VOTED USING CIGNA'S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to Cigna, we request that either the original or a copy of any revocation be mailed to High River Limited Partnership, c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, NY 10019.
Q:  Who is making this proxy solicitation and who is paying for it?
A:  The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. The Participants will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Participants have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. The Participants will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of the Participants will also participate in the solicitation of proxies. Such employees will receive no additional consideration if they assist in the solicitation of proxies.
The Participants have retained Harkins Kovler, LLC to provide solicitation and advisory services in connection with this solicitation. Harkins Kovler, LLC will be paid a fee not to exceed $125,000 based upon the campaign services provided. In addition, the Participants will reimburse Harkins Kovler, LLC for its reasonable out-of-pocket expenses and will indemnify Harkins Kovler, LLC against certain liabilities and expenses, including certain liabilities under the federal securities laws. Harkins Kovler, LLC will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Harkins Kovler, LLC will employ up to 25 persons to solicit Cigna's stockholders as part of this solicitation. Harkins Kovler, LLC does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this proxy solicitation. The costs related to this proxy solicitation will be borne by the Participants. Costs of this proxy solicitation are currently estimated to be approximately $250,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. We estimate that through the date hereof, the Participants' expenses in connection with this proxy solicitation are approximately $50,000. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation and other costs incidental to the solicitation.

Q:  Where can I find additional information concerning Cigna and the Mergers?

A:  Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Cigna Proxy Statement in connection with the Special Meeting, including:

•	a summary term sheet of the Mergers;
•	the terms of the Merger Agreement, the Mergers and related transactions;
•	any reports, opinions and/or appraisals received by Cigna in connection with the Mergers;
•	past contacts, transactions and negotiations by and among the parties to the Mergers and their respective affiliates and advisors;
•	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Mergers;
•	security ownership of certain beneficial owners and management of Cigna, including 5% owners;
•	the trading prices of Cigna stock over time;
•	the compensation paid and payable to Cigna's directors and executive officers;
•	the requirements for the submission of stockholder proposals to be considered for inclusion in Cigna's proxy statement for the 2019 annual meeting of stockholders; and
•	appraisal rights and dissenters' rights.

We take no responsibility for the accuracy or completeness of information contained in the Cigna Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning Cigna, Express Scripts, the Merger Agreement and the Mergers has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC's website at https://www.sec.gov.

Conclusion

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today to vote AGAINST the Merger Agreement Proposal.

Thank you for your support,

High River Limited Partnership

August [•], 2018

ANNEX I: INFORMATION REGARDING THE PARTICIPANTS

This proxy solicitation is being made by the Participants. The Participants filing this statement include High River, Hopper, Barberry, Icahn Master, Icahn Offshore, Icahn Capital, Icahn Onshore, Icahn Partners, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton, and Mr. Icahn. The Participants hold Shares in various accounts under their respective management and control.

Barberry Corp., a Delaware corporation ("Barberry"), is the sole member of Hopper Investments LLC, a Delaware limited liability company ("Hopper"), which is the general partner of High River. Beckton Corp., a Delaware corporation ("Beckton") is the sole stockholder of Icahn Enterprises G.P. Inc., a Delaware corporation ("Icahn Enterprises GP"), which is the general partner of Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Holdings"). Icahn Holdings is the sole member of IPH GP LLC, a Delaware limited liability company ("IPH"), which is the general partner of Icahn Capital LP, a Delaware limited partnership ("Icahn Capital"). Icahn Capital is the general partner of each of Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore") and Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"). Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of Icahn Master. Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn ("Mr. Icahn," and collectively with Barberry, Hopper, Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, the "Beneficial Owners" and each of them a "Beneficial Owner"). As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Beneficial Owners. In addition, Mr. Icahn is the indirect holder of approximately 90.8% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Holdings.

The principal business address of each of (i) Icahn Offshore, Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601 and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Barberry is primarily engaged in the business of serving as the sole member of Hopper and investing in securities. Hopper is primarily engaged in the business of serving as the general partner of High River and investing in securities. Icahn Offshore is primarily engaged in the business of serving as the general partner of Icahn Master. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises L.P. and Icahn Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP. Mr. Icahn is primarily engaged in serving as (i) Chief Executive Officer of Icahn Capital LP, a wholly-owned subsidiary of Icahn Enterprises L.P., through which Mr. Icahn manages various private investment funds, including Icahn Partners and Icahn Master, (ii) Chairman of the Board of Icahn Enterprises GP, the general partner of Icahn Enterprises L.P., a Nasdaq listed diversified holding company engaged in a variety of businesses, including investment, automotive, energy, railcar, gaming, metals, mining, food packaging, real estate and home fashion, and (iii) Chairman of the Board and a director of Starfire Holding Corporation ("Starfire"), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire's subsidiaries.

The Beneficial Owners may be deemed to beneficially own, in the aggregate, 1,363,120 Shares, representing approximately 0.56% of Cigna's outstanding Shares (based upon the 243,348,121 Shares outstanding as of July 10, 2018 as disclosed in the Cigna Proxy Statement). The Beneficial Owners do not own any securities of Express Scripts, but the Beneficial Owners have a substantial short position in the shares of common stock of Express Scripts.

High River has sole voting power and sole dispositive power with regard to 272,624 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 646,646 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 443,850 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the Shares which Icahn Master directly beneficially owns.

Shares purchased by each of the direct Beneficial Owners are maintained in margin accounts that include positions in securities in addition to the Shares. As of the close of business on August 6, 2018, the indebtedness of (i) High River's margin account was approximately $105.6 million, (ii) Icahn Partners' margin account was approximately $200.5 million, and (iii) Icahn Master's margin account was approximately $71.4 million.

In addition to Mr. Icahn, High River, Hopper, Barberry, Icahn Partners, Icahn Master, Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore and Icahn Offshore, the participants in the solicitation of proxies (the "Participants") from stockholders of Cigna may also include Nicholas Graziano, Jesse Lynn and Louis Pastor. Messrs. Graziano, Lynn and Pastor are employed by Icahn Enterprises. Mr. Graziano is party to an employment agreement with an affiliate of Icahn Enterprises, pursuant to which, under certain circumstances, Mr. Graziano will be eligible to receive a one-time profit sharing payment equal to the sum of a specified percentage of net investment gains over a specified hurdle for certain investments held by affiliates of Icahn Enterprises, including the long positions with respect to securities of Cigna described herein and the short positions with respect to the securities of Express Scripts described herein. From time to time, Messrs. Graziano, Lynn and Pastor serve on the boards of directors of entities in which Mr. Icahn and/or his affiliates have an interest but do not control. In such situations, Messrs. Graziano, Lynn and Pastor receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like). Except as described herein, Messrs. Graziano, Lynn and Pastor do not own beneficially any interest in securities of Cigna nor any interest in securities of Express Scripts (nor any interest in any short positions with respect to the securities of Express Scripts), and they will not receive any special compensation in connection with this solicitation.

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own. Please give us your proxy voting "AGAINST" the Merger Agreement Proposal by taking three steps:

•	SIGNING the enclosed GOLD proxy card;

•	DATING the enclosed GOLD proxy card; and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided, and to ensure that your Shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your Shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN CIGNA'S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a WHITE proxy card to Cigna, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Cigna by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your Shares, please contact our proxy solicitor:

Harkins Kovler, LLC
3 Columbus Circle, 15th Floor
New York, NY 10019
Banks and Brokerage Firms Please Call Collect: +1 (212) 468-5380
All Others Call Toll Free: +1 (844) 218-8384
Email: ci@harkinskovler.com

***PRELIMINARY COPY SUBJECT TO COMPLETION***
GOLD PROXY CARD

CIGNA CORPORATION
SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS MASTER FUND LP, ICAHN OFFSHORE LP, ICAHN PARTNERS LP, ICAHN ONSHORE LP, ICAHN CAPITAL L.P., IPH GP LLC, ICAHN ENTERPRISES HOLDINGS L.P., ICAHN ENTERPRISES G.P. INC., BECKTON CORP., AND CARL C. ICAHN

The undersigned appoints Nicholas Graziano, Jesse Lynn, and Louis Pastor, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $0.25 per share, of Cigna Corporation, a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the special meeting of stockholders of the Company (the "Special Meeting") scheduled to be held on August 24, 2018, at The Delamar Hotel, Ballroom, 1 Memorial Road, West Hartford, Connecticut 06107, at 9:30 a.m., Eastern time, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that the participants do not know, a reasonable time before this solicitation, are to be presented at the Special Meeting.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted "AGAINST" Proposal 1, the Merger Agreement Proposal, "AGAINST" Proposal 2, the Adjournment Proposal, and in the manner determined by the named proxies with respect to any other business that the participants do not know, a reasonable time before this solicitation, is to be presented at the Special Meeting. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –
INSTRUCTIONS: FILL IN VOTING BOXES "☒" IN BLACK OR BLUE INK)
The Participants named in the proxy statement of High River Limited Partnership recommend that you vote "AGAINST" the Proposal:

	FOR	AGAINST	ABSTAIN

Proposal 1 – Merger Agreement Proposal	□	□	□

Proposal 2 – Adjournment Proposal	□	□	□

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE SIGNED PLEASE ALSO DATE THE PROXY WHERE INDICATED BELOW.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.